EXHIBIT 10.4

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

among

CINEDIGM CORP.

and

THE PURCHASERS REFERRED TO HEREIN

October 17, 2013

TABLE OF CONTENTS

Page

ARTICLE I	DEFINITIONS	1

1.1	Definitions	1

ARTICLE II	PURCHASE AND SALE	4

2.1	Agreement to Sell and Purchase	4

2.2	Early Investment Bonus	4

2.3	Closing	4

2.4	Deliveries	4

2.5	Closing Conditions	5

ARTICLE III	REPRESENTATIONS AND WARRANTIES	6

3.1	Representations and Warranties of the Company	6

3.2	Representations and Warranties of the Purchasers	16

ARTICLE IV	OTHER AGREEMENTS OF THE PARTIES	19

4.1	Transfer Restrictions	19

4.2	Furnishing of Information	20

4.3	Integration	20

4.4	Securities Laws Disclosure; Publicity; Confidentiality	20

4.5	Form D; Blue Sky Filings	21

4.6	Shareholder Rights Plan	21

4.7	Use of Proceeds	21

4.8	Indemnification of Purchasers	21

4.9	Reservation of Common Stock	22

4.10	Listing of Common Stock	22

4.11	Equal Treatment of Purchasers	23

4.12	Short Sales and Confidentiality After the Date Hereof	23

4.13	Reasonable Best Efforts	23

4.14	Registration Rights	23

ARTICLE V	MISCELLANEOUS	28

5.1	Termination	28

5.2	Fees and Expenses	28

5.3	Entire Agreement	28

TABLE OF CONTENTS
(continued)

Page

5.4	Notices	28

5.5	Amendments; Waivers	29

5.6	Headings	29

5.7	Successors and Assigns	29

5.8	No Third-Party Beneficiaries	30

5.9	Governing Law	30

5.10	Survival	30

5.11	Execution	30

5.12	Severability	31

5.13	Replacement of Securities	31

5.14	Remedies	31

5.15	Independent Nature of Purchasers’ Obligations and Rights	31

5.16	Liquidated Damages	32

5.17	Construction	32

SCHEDULE 1              Purchasers
SCHEDULE 2              Subsidiaries
SCHEDULE 3              Capitalization
EXHIBIT A                  Form of Note
EXHIBIT B                  Form of Warrant

  ii

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of October 17, 2013, by and among Cinedigm Corp., a Delaware corporation (the “Company”), and each purchaser listed on Schedule 1 attached hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, the Company has authorized the sale and issuance of up to $5,000,000 in principal of notes substantially in the form attached here to as Exhibit A (individually, a “Note” and collectively, the “Notes”), and warrants to purchase, per $1,000,000 of Notes issued, 262,500 shares of Class A common stock of the Company, $0.001 par value per share (the “Common Stock”) for an exercise price of $1.85 per share, for a period of five (5) years, substantially in the form attached hereto as Exhibit B (the “Warrants” and together with the Notes, the “Securities”)  in a private placement (the “Offering”); and

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, an aggregate principal amount of Notes set forth opposite such Purchaser’s name on Schedule 1, and Warrants to purchase the aggregate number of shares of Common Stock set forth opposite such Purchaser’s name on Schedule 1, as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I    DEFINITIONS

1.1           Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(k).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144 under the Securities Act.  With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Claims” shall have the meaning ascribed to such term in Section 4.14(f)(i).

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Purchase Price and (ii) the Company’s obligations to deliver the Securities have been satisfied or waived.

“Commission” means the Securities and Exchange Commission.

“Common Stock” shall have the meaning ascribed to such term in the Recitals.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Kelley Drye & Warren LLP.

“Contemplated Transactions” means (i) the purchase and sale of 1,398,601 shares of Common Stock to private purchasers, (ii) the issuance of 666,978 shares of Common Stock as partial payment of the purchase price for the acquisition by the Company of certain content and distribution assets, together with a entering into a credit facility, and (iii) the issuance of 9,089,990 shares of Common Stock (assuming full exercise of the underwriters’ over-allotment) in an underwritten offering of Common Stock to the public, each to be consummated on the Closing Date.

“Company Indemnified Parties” shall have the meaning ascribed to such term in Section 4.14(f)(ii).

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(s).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(p).

“Knowledge” means the knowledge of the Company following reasonable inquiry of the officers of the Company or the Subsidiaries reasonably expected to have knowledge of the matter in question.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, or preemptive right.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(n).

“Offering” shall have the meaning ascribed to such term in the Recitals.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Price” shall have the meaning ascribed to such term in Section 2.1.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.9.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” shall have the meaning ascribed to such term in the Recitals.

“Securities Act” shall have the meaning ascribed to such term in the Recitals.

“Short Sales” shall include all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.

“Subsidiary” means any direct or indirect subsidiary of the Company as set forth on Schedule 2.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the New York Stock Exchange, NYSE MKT, the Nasdaq Global Market, the Nasdaq Capital Market, or any other recognized exchange or automated quotation system.

“Transaction Documents” means this Agreement, the Notes, the Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Warrants” shall have the meaning ascribed to such term in the Recitals.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II    PURCHASE AND SALE

2.1           Agreement to Sell and Purchase.  At the Closing, the Company will issue and sell to each of the Purchasers, and each Purchaser will, severally and not jointly, purchase from the Company, the Notes in the principal amount set forth opposite such Purchaser’s name on Schedule 1 and Warrants to purchase such amount of Common Stock of the Company as set forth opposite such Purchaser’s name on Schedule 1 for an aggregate purchase price set forth opposite such Purchaser’s name on Schedule 1 (the “Purchase Price”). The Notes shall be in the form set forth as Exhibit A and the Warrants shall be in the form set forth hereto as Exhibit B. The parties (a) agree that the amount of consideration paid under and in connection with this Agreement by the Purchasers in exchange for the Warrants is de minimis (and the amount of such consideration fairly reflects the fair market value of the Warrants) and (b) intend that there will be no “original issue discount” on the Notes, as determined pursuant to Sections 127 1-1275 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, by reason of the Purchasers’ acquisition of the Warrants.

2.2           Early Investment Bonus. The Company agrees, and the Purchasers acknowledge such agreement, that any Purchaser so identified on Schedule 1, in exchange for its early commitment to purchase Securities hereunder, shall receive Warrants to purchase 187,500 additional shares of Common Stock at no additional consideration.

2.3           Closing.  On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to issue and sell to the Purchasers, and each Purchaser agrees to purchase, severally and not jointly, the number of Notes and Warrants, in such denominations and registered in such names as such Purchaser may designate by notice to the Company, representing the Securities, dated as of the Closing Date. Each Purchaser shall deliver to the Company via wire transfer to the account as specified in writing by the Company immediately available funds equal to his or its Purchase Price set forth on Schedule 1 and the Company shall deliver to each Purchaser his or its respective Notes and Warrants as determined pursuant to Section 2.4(a) and the other items set forth in Section 2.4 issuable at the Closing.  Upon satisfaction of the conditions set forth in Sections 2.4 and 2.5, the Closing shall occur at the offices of Kelley Drye & Warren LLP, 101 Park Avenue, New York, NY 10178, or such other location as the parties shall mutually agree.

2.4           Deliveries.

(a)           On the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)           a Note evidencing the Company’s indebtedness to such Purchaser in the amount next to such Purchaser’s name and registered in the name of such Purchaser, as set forth on Schedule 1;

(ii)         Warrants to purchase such number of shares of Common Stock in the number next to such Purchaser’s name, as is set forth on Schedule 1;

(iii)         a secretary’s certificate, dated as of the Closing Date, certifying as to (A) the incorporation and good standing of the Company in the State of Delaware based upon a certificate issued by the Secretary of State of the State of Delaware as of a date within thirty (30) days of the Closing Date, (B) the Resolutions (as defined in Section 2.5(b)(iv) below), (C) the Fourth Amended and Restated Certificate of Incorporation of the Company, as amended, certified as of a date within ten (10) days of the Closing Date, and (D) the bylaws of the Company, each as in effect as of the Closing Date; and

(iv)        such other documents relating to the transactions contemplated by the Transaction Documents as such Purchaser or its counsel may reasonably request.

(b)           On the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)          such Purchaser’s Purchase Price by wire transfer to the account as specified in writing by the Company; and

(ii)         such other documents relating to the transactions contemplated by the Transaction Documents as the Company or its counsel may reasonably request.

2.5           Closing Conditions.

(a)           The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)          the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchasers contained herein;

(ii)         all obligations, covenants and agreements of the Purchasers required to be performed at or prior to the Closing Date shall have been performed;

(iii)        the delivery by the Purchasers of the items set forth in Section 2.4(b) of this Agreement; and

(iv)        the consummation of the Contemplated Transactions shall be in effect.

(b)           The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)     the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein;

(ii)            all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)          the delivery by the Company of the items set forth in Section 2.4(a) of this Agreement;

(iv)          the board of directors of the Company shall have approved the transactions contemplated hereby and shall have adopted resolutions consistent with Section 3.1(c) below (the “Resolutions”);

(v)           there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(vi)          the consummation of the Contemplated Transactions shall be in effect.

ARTICLE III    REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company.  The Company hereby represents and warrants as of the date hereof and as of the Closing Date to each Purchaser as follows:

(a)           Subsidiaries.  All of the direct and indirect Subsidiaries of the Company are set forth on Schedule 2.  Except as indicated on Schedule 2, the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)           Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and to the Company’s Knowledge no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d)           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Securities and the Warrant Shares and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)           Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required pursuant to

Section 4.5 of this Agreement, (ii) application(s), if applicable, to each applicable Trading Market for the issuance and listing of the Warrant Shares for trading thereon in the time and manner required thereby, and (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f)           Issuance of the Securities and Warrant Shares.  The Securities and the Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Warrant Shares.

(g)           Capitalization.  The capitalization of the Company is as set forth on Schedule 3.  Except as set forth on Schedule 3, the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to (i) the exercise of employee stock options under the Company’s stock option plans, (ii) the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plan, (iii) the issuance of 121,924 shares of Common Stock as payment of dividends to holders of the Company’s Series A 10% Non-Voting Cumulative Preferred Stock, and (iv) pursuant to the conversion or exercise of outstanding Common Stock Equivalents.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except set forth on Schedule 3, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents.  Except as set forth on Schedule 3, the issuance and sale of the Securities and the Warrant Shares hereunder or the Common Stock with respect to the Contemplated Transactions will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.  All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities nor will it give rise to participation or preemptive rights to any Person.  Except as otherwise provided in this Agreement, no further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities and the Warrant Shares.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Knowledge of the Company, between or among any of the Company’s stockholders.

(h)           SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)           No Undisclosed Events, Liabilities or Developments.  Except for the issuance of the Securities and the Warrant Shares contemplated by this Agreement and the Contemplated Transactions, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed before one (1) Trading Day prior to the date that this representation is made.

(j)           Material Changes.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports and in connection with the Contemplated Transactions, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission and (C) expenses incurred in connection with the transactions contemplated hereunder, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans.  The Company does not have pending before the Commission any request for confidential treatment of information.

(k)           Litigation.  Except as set forth in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the Knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or officer of the Company nor any director or officer of any Subsidiary that served as a director or officer of such Subsidiary following the formation or acquisition of such Subsidiary by the Company, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the Knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(l)           Labor Relations.  Except as set forth in the SEC Reports, no material labor dispute exists or, to the Knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.  None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.  No executive officer, to the Knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all U.S.  federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m)           Compliance.  Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment; except in each case as could not have a Material Adverse Effect.

(n)           Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o)           Title to Assets.  Except as set forth in the SEC Reports, the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

(p)           Intellectual Property Rights.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other similar intellectual property rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Neither the Company nor any Subsidiary has received a notice (written or otherwise) that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person.  To the Knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of others.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)           Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage.  To the best Knowledge of the Company, such insurance contracts and policies are accurate and complete.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r)           Transactions with Affiliates and Employees.  Except as set forth in the SEC Reports and relating to the Contemplated Transactions, none of the officers or directors of the Company and, to the Knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

(s)           Sarbanes-Oxley.  The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date.  The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined under the Exchange Act and applicable to the Company) or, to the Knowledge of the Company, in other factors that could significantly affect the Company’s internal controls.

(t)           Certain Fees.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for any brokerage or finder’s fees or commissions payable to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person in connection with the transactions contemplated by the Transaction Documents.

(u)           Private Placement.  Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.  The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(v)           Investment Company.  The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(w)           Registration Rights.  Other than each of the Purchasers or as disclosed in the Company’s SEC Reports or in connection with the Contemplated Transactions, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(x)           Listing and Maintenance Requirements.  The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.  The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.  The Company is eligible to register the Warrant Shares for resale by the Purchasers on Form S-3 promulgated under the Securities Act.

(y)           Application of Takeover Protections.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(z)           Disclosure.  The Company confirms that, neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information.  The Company understands and confirms that the Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company.  All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct in all material respects with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, and when taken as a whole, not misleading.  The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2.

(aa)           No Integrated Offering.  Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 and other than with respect to the Contemplated Transactions, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

(bb)           Solvency.  Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder and to the Company’s Knowledge, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid for the foreseeable future.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no Knowledge of any facts or circumstances which lead it to reasonably believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.  Other than with respect to the Contemplated Transactions, the SEC Reports set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(cc)           Tax Status.  Except for matters that would not, individually or in the aggregate, have a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no Knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(dd)           No General Solicitation.  Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.  The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(ee)           Foreign Corrupt Practices.  Neither the Company, nor to the Knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(ff)           Acknowledgment Regarding Purchasers’ Purchase of Securities.  The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby.  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchasers’ purchase of the Securities.  The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(gg)           Manipulation of Price.  Other than in relation to the Contemplated Transactions, the Company has not, and to its Knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

Each of the Purchasers acknowledges and agrees that the Company has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.1.

3.2           Representations and Warranties of the Purchasers.  Each Purchaser hereby, for itself and for no other Purchaser, severally represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)           Organization; Authority.  Such Purchaser, if an entity, is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser.  Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           Own Account.  Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law.  Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.  Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c)           Purchaser Status.  At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it receives the Warrant Shares it will be, either:  (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  Such Purchaser was not organized for the purpose of acquiring the Securities and is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)           Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)           General Solicitation.  Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. Such Purchaser further acknowledges that he or it, or his or its Affiliate, has a pre-existing relationship with the Company such as (i) as a holder of currently outstanding securities of the Company or (ii) another affiliation with the Company.

(f)           Certain Trading Activities.  Such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, engaged in any direct or indirect purchases or sales in the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities) since the time that such Purchaser was first contacted by the Company or any other Person regarding the investment in the Company contemplated by this Agreement.  Such Purchaser covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any direct or indirect purchases or sales in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed by the Company in the manner set forth in Section 4.4.  Such Purchaser has maintained, and covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company in the manner set forth in Section 4.4 such Purchaser will maintain, the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.  Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(g)           Access to Information.  Such Purchaser acknowledges that it has reviewed the SEC Reports and the Transaction Documents and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospectus sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the Securities.  Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the SEC Reports and the Transaction Documents, and the Company’s representations and warranties contained in the Transaction Documents.

(h)           Fees and Commissions.  Such Purchaser has not retained any intermediary with respect to the transactions contemplated by this Agreement and agrees to indemnify and hold harmless the Company from any liability for any compensation to any intermediary retained by such Purchaser and the fees and expenses of defending against such liability or alleged liability.

(i)           No Conflicts.  The execution, delivery and performance of the Transaction Documents by such Purchaser, the purchase of the Securities and the consummation by such Purchaser of the other transactions contemplated hereby and thereby do not and will not (i) if applicable, conflict with or violate any provision of such Purchaser’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of such Purchaser, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a debt of such Purchaser or otherwise) or other understanding to which such Purchaser is a party or by which any property or asset of such Purchaser is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which such Purchaser is subject (including federal and state securities laws and regulations), or by which any property or asset of such Purchaser is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(j)           Consents.  All consents, approvals, orders and authorizations required on the part of such Purchaser in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated therein have been obtained and are effective as of the date hereof.

The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV  OTHER AGREEMENTS OF THE PARTIES

4.1           Transfer Restrictions.  The Securities may not be assigned, conveyed or transferred, in whole or in part, by any of the Purchasers without the prior written consent of the Company, which consent shall not be reasonably withheld. Each Purchaser acknowledges and understands, severally and not jointly, that (i) the Securities and the Warrant Shares may only be disposed of in compliance with state and federal securities laws and (ii) in connection with any transfer of Securities or Warrant Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in this Section 4.1, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities or Warrant Shares under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.  Any transfer or purported transfer of the Securities or the Warrant Shares in violation of this Section 4.1 shall be void.

The Purchasers agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities or the Warrant Shares (and any certificates or instruments representing the Securities or the Warrant Shares) in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities and the Warrant Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities or Warrant Shares to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities or Warrant Shares may reasonably request in connection with a pledge or transfer of the Securities and the Warrant Shares, if registered pursuant to Section 4.15 below, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

4.2           Furnishing of Information.  As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  As long as any Purchaser owns Warrants or Warrant Shares, but only until such holder’s Warrant Shares may be sold under Rule 144(b)(i) without regard to meeting the requirements of Rule 144(c), if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144.  The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3           Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4           Securities Laws Disclosure; Publicity; Confidentiality.  In accordance with the requirement of the Exchange Act, the Company shall cause a Current Report on Form 8-K relating to the sale of the Securities under this Agreement to be transmitted to the Commission for filing, which Form 8-K shall be reasonably acceptable to each Purchaser, disclose the material terms of the transactions contemplated hereby, and attach forms of the Transaction Documents thereto.  The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and no Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the Company with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with a registration statement that includes the resale of Warrant Shares under Section 4.15 below and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under subclause (i) or (ii).  In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Purchaser shall have the right to make public disclosure in the form of a press release, public advertisement or otherwise, of such material nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents, provided that such Purchaser gives the Company at least two (2) Trading Days’ notice of its intention to make such public disclosure and provides such intended disclosure to the Company.  No Purchaser shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure.

4.5           Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D.  The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing and issuance to the Purchasers pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the Purchasers on or prior to the Closing Date.  The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

4.6           Shareholder Rights Plan.  No claim will be made or enforced by the Company or, to the knowledge of the Company, any other Person that any Purchaser is an “Acquiring Person” under any shareholder rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.7           Use of Proceeds.  The Company shall use the net proceeds from the sale of the Securities hereunder for working capital and general corporate purposes, including acquisitions, which may include the acquisition referred to as a Concurrent Event.

4.8           Indemnification of Purchasers.  Subject to the provisions of this Section 4.8, the Company will indemnify and hold the Purchasers and their directors, officers, shareholders, members, partners, employees and agents (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this

Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party.  The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchasers in this Agreement or in the other Transaction Documents.

4.9           Reservation of Common Stock.

(a)           As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Warrant Shares pursuant to the Transaction Documents.

(b)           If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than maximum number of issuable Warrant Shares, then the Board of Directors of the Company shall use commercially reasonable efforts to promptly amend the Company’s certificate of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the maximum number of issuable Warrant Shares.

(c)           The Company shall, if applicable:  (i) in the time and manner required by the Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the maximum number of issuable Warrant Shares, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on the Trading Market promptly thereafter, (iii) provide to the Purchasers evidence of such listing, and (iv) maintain the listing of such Common Stock on any date at least equal to the maximum number of issuable Warrant Shares on such Trading Market or another Trading Market.

4.10           Listing of Common Stock.  The Company hereby agrees to use commercially reasonable efforts to maintain the listing of the Common Stock on a Trading Market, and as soon as reasonably practicable following the Closing, to list, if applicable, all of the Warrant Shares on such Trading Market.  The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application all of the Warrant Shares, and will take such other action as is necessary to cause all of the Warrant Shares to be listed on such other Trading Market as promptly as possible.  The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on a

Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.11           Equal Treatment of Purchasers.  No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents.  Further, the Company shall not make any payment of dividends on any Shares or redeem any Shares other than in a manner pro rata to all outstanding Shares.  For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended to treat for the Company the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.12           Short Sales and Confidentiality After the Date Hereof.  Each Purchaser severally and not jointly with the other Purchasers covenants that neither it nor any Affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period after the time such Purchaser and/or the Company started discussing the transactions contemplated in this Agreement and ending at the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.4.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 4.4, such Purchaser will maintain, the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).  Notwithstanding the foregoing, no Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.4.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.13           Reasonable Best Efforts.  Each party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 2.5 of this Agreement.

4.14           Registration Rights.

(a)           Registration of Shares.  The Company will use commercially reasonable efforts to:  (i) prepare and file with the SEC, within thirty (30) days after the Closing Date, a Form S-3 (or, if such form is not available to the Company, a Form S-1) to register under the Securities Act, the resale of the Warrant Shares (the “Shelf Registration Statement”); (ii) in the case of any registration other than pursuant to Form S-3ASR, use its commercially reasonable efforts to cause the Shelf Registration Statement to become effective as soon as reasonably practicable after such filing; (iii) use its commercially reasonable efforts to cause the Shelf Registration Statement to remain effective at all times thereafter until the earlier of (x) the date as of which Purchasers may sell all of the Warrant Shares without restriction pursuant to Rule 144 promulgated under the Securities Act or (y) the date when all of the Warrant Shares registered thereunder have been disposed of by the Purchasers; and (iv) prepare and file with the SEC such amendments and supplements to the Shelf Registration Statement (including documents filed pursuant to the Exchange Act, and incorporated by reference into the Shelf Registration Statement) and the prospectus used in connection therewith  as may be necessary to keep such registration statement effective for the period specified in this sentence above; provided that, before filing the Shelf Registration Statement or prospectus or any amendments or supplements thereto (including documents filed pursuant to the Exchange Act), the Company will furnish to the counsel to Purchasers copies of all such documents proposed to be filed reasonably in advance of such filing, which documents will be subject to review of such counsel.

(b)            Registration Procedures.  With respect to the registration of the resale of Warrant Shares under this Section 4.14 the Company will:

(i)           furnish to each Purchaser such number of copies of the Shelf  Registration Statement, each amendment and supplement thereto, the prospectus included therein (including any preliminary prospectus) and such other documents as such Purchaser may reasonably request in order to facilitate the disposition of the Warrant Shares owned by the Purchasers;

(ii)           use its commercially reasonable efforts to comply with all applicable securities laws in the U.S. and to register or qualify all Warrant Shares covered by the Shelf Registration Statement under such other securities or blue sky laws of such jurisdictions as any Purchaser reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Purchaser to consummate the disposition in such jurisdictions of the Warrant Shares to be sold by such Purchaser; provided that the Company will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction);

(iii)           notify each seller of such Warrant Shares covered by such registration statement, at any time when a prospectus relating to the resale of the Warrant Shares is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus included in the Shelf Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and the Company will promptly prepare and file with the SEC and furnish to such seller a reasonable number of copies of, a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Warrant Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(iv)          use commercially reasonable best efforts to cause all Warrant Shares to be sold in such offering to be listed on each Trading Market on which the Common Stock is then listed;

(v)           otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations of the SEC; and

(vi)          in the event of the issuance of any stop order suspending the effectiveness of the Shelf Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included therein for sale in any jurisdiction, use commercially reasonable best efforts to obtain the prompt withdrawal of such order.

(c)           Information Supplied.  It shall be a condition precedent to the obligations of the Company to take any action to register the resale of the Warrant Shares that each of the Purchasers shall furnish the Company with such information regarding such Purchaser that is pertinent to the disclosure requirements relating to the registration and the distribution of the Warrant Shares as the Company may from time to time reasonably request.  Each Purchaser agrees to promptly furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Purchaser not misleading.

(d)           Registration Expenses.

(i)           Except as expressly provided in this Section 4.14(d), the Company shall pay all Registration Expenses relating to the Shelf Registration Statement.  “Registration Expenses” shall mean any and all fees and expenses incident to the Company’s performance of or compliance with this Section 4.14, including (i) SEC, Trading Market or Financial Industry Regulatory Authority, Inc. registration and filing fees and all related listing fees, (ii) fees and expenses of compliance with state securities or “blue sky” laws and in connection with the preparation of a “blue sky” survey, including reasonable fees and expenses of blue sky counsel, (iii) printing expenses, (iv) messenger and delivery expenses, (v) fees and disbursements of counsel for the Company and reasonable fees for one counsel for the Purchasers, and (vi) fees and disbursements of all independent public accountants and fees and expenses of other Persons, including special experts, retained by the Company.

(ii)           Notwithstanding the foregoing, the provisions of this Section 4.14(d) shall be deemed amended to the extent necessary to cause these expense provisions to comply with “blue sky” laws of each state in which the offering is made.

(e)           Restrictions on Disposition.  Each Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.14(b)(iii) such Purchaser will forthwith discontinue disposition of Warrant Shares pursuant to the Shelf Registration Statement until such Purchaser’s receipt of the copies of the supplemental or amended prospectus contemplated by Section 4.14(b)(iii) or written notice from the Company that the Shelf Registration Statement is effective again and no amendment or supplement is needed.

(f)           Indemnification.

(i)           To the fullest extent permitted by law, the Company will indemnify and hold harmless each Purchaser against any losses, claims, damages and liabilities, joint or several, to which such Purchaser may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened in writing in respect thereof (“Claims”) arise out of or are based upon:  (i) any untrue or alleged untrue statement of a material fact contained in the Shelf Registration Statement, or any prospectus or preliminary prospectus or any amendment thereof or supplement thereto (including all documents incorporated by reference therein) or any omission or alleged omission of a material fact required to be stated therein or necessary to made the statements therein not misleading in light of the circumstances under which they were made; or (ii) any untrue or alleged untrue statement of a material fact contained in any free writing prospectus prepared by the Company or authorized by it in writing for use by any Purchaser or any amendment thereof or supplement thereto (including all documents incorporated by reference therein) or any omission or alleged omission of a material fact required to be stated therein or necessary to made the statements therein not misleading in light of the circumstances under which they were made; provided, that the Company shall not be liable in any such case to the extent that any such Claim or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information prepared and furnished to the Company by any Purchaser expressly for use therein or by any Purchaser’s failure to deliver a copy of the prospectus or any amendments or supplements thereto after the Company has furnished Purchaser with a sufficient number of copies of the same; and provided, further, that the indemnity agreement contained in this Section 4.14(f) shall not apply to amounts paid in settlement of any such Claim if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld or delayed; and provided, further, that the Company will not be liable to any Purchaser pursuant to this Section 4.14(f) to the extent that any Claim for which such Purchaser seeking indemnification relates to a sale of Warrant Shares in violation of Section 4.14(e).

(ii)           To the fullest extent permitted by law, each of the Purchasers will indemnify and hold harmless the Company and its directors and officers and each other Person who controls or is controlled by the Company and its Affiliates and their respective directors, officers, members, managers and general and limited partners (collectively, the “Company Indemnified Parties”) against all Claims and expenses arising out of or based upon:  (i) any untrue or alleged untrue statement of a material fact contained in the Shelf Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto (including all documents incorporated by reference therein) or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were  made; or (ii) any untrue or alleged untrue statement of a material fact contained in any free writing prospectus prepared by the Company or authorized by it in writing for use by any Purchaser or any amendment thereof or supplement thereto (including all documents incorporated by reference therein) or any omission or alleged omission of a material fact required to be stated therein or necessary to made the statements therein not misleading in light of the circumstances under which they were made; provided, that the Purchasers shall only be liable in any such case only to the extent that any such Claim or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission is made in reliance upon and in conformity with written information prepared and furnished to the Company by such Purchaser or such Purchaser’s agent expressly for use therein or by such Purchaser’s failure to deliver a copy of the prospectus or any amendments or supplements thereto after the Company has furnished Purchaser with a sufficient number of copies of the same; provided, that the indemnity agreement contained in this Section 4.14(f)(ii) shall not apply to amounts paid in settlement of any such Claim if such settlement is effected without the consent of such Purchaser, which consent shall not be unreasonably withheld or delayed; and provided, further, that the liability of each Purchaser hereunder will be limited to the amount of net proceeds received by such Purchaser from the sale of Warrant Shares pursuant to the Shelf Registration Statement.

(iii)           Any Person entitled to indemnification hereunder will (A) give prompt written notice to the Company of any Claim with respect to which it seeks indemnification and (B) unless in such indemnified party’s reasonable judgment, based upon advice of counsel, a conflict of interest between such indemnified party and the indemnifying party may exist with respect to such Claim, permit the indemnifying party to assume the defense and settlement of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder unless the failure to give such notice is materially prejudicial to an indemnifying party's ability to defend such action.  If such defense is assumed, the indemnified party will not be subject to any liability for any settlement made by the indemnifying party without its consent (but such consent will not be unreasonably withheld).  Anything to the contrary appearing in this Agreement notwithstanding, the indemnifying party will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified hereunder with respect to such Claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.  If the indemnifying party assumes the defense, the indemnified party may engage its own counsel at its own sole cost and expense.  All fees and expenses of counsel to any indemnified party required to be paid by the indemnifying party shall be paid as incurred.

(iv)           The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and will survive the transfer of Warrant Shares by any Purchaser.  If the indemnification provided for herein is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Claims in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party or parties, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations; provided, that in no event shall any contribution by any Purchaser exceed the amount of the net proceeds received by such Purchaser from the sale of Warrant Shares pursuant to such Shelf Registration Statement.

ARTICLE V  MISCELLANEOUS

5.1           Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before October 25, 2013; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

5.2           Fees and Expenses.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities.

5.3           Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4           Notices.  Any and all notices, requests, consents, or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered by hand or via facsimile prior to 5:30 p.m.  (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered by hand or via facsimile on a day that is not a Trading Day or later than 5:30 p.m.  (New York City time) on any Trading Day, (c) the 2nd Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given, if addressed as follows, or to such other address or addresses as may have been furnished in writing by a party to another party pursuant to this paragraph:

if to the Company, to:

Cinedigm Corp.
920 Broadway, 9th Floor
New York, NY 10010
Attention: General Counsel
Facsimile: (212) 206-9001

with a copy (which shall not constitute notice) to:

Kelley Drye & Warren LLP
101 Park Avenue
New York, NY 10178
Attention: Jonathan K. Cooperman
Facsimile: (212) 808-7897

if to the Purchaser, at its address as set forth on Schedule 1.

5.5           Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser who holds Securities or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. All references in this Agreement to Sections, Schedules or Exhibits, unless otherwise expressed or indicated are to the Sections, Schedules or Exhibits of this Agreement.

5.7           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Purchasers”.  Notwithstanding anything to the contrary contained in the Transaction Documents, the Purchasers shall be entitled to pledge the Securities in connection with a bona fide margin agreement in accordance with Section 4.1.

5.8           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8.

5.9           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10           Survival.  The representations, warranties, covenants and other agreements contained herein shall survive the Closing and the delivery of the Notes, Warrants and Warrant Shares as applicable for the applicable statute of limitations.  Each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

5.11           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.12           Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.13           Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

5.14           Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15           Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents.  The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

5.16           Liquidated Damages.  The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.17           Construction.  The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:	CINEDIGM CORP.
	By:	/s/ Adam M. Mizel
Name: Adam M. Mizel
Title: Chief Operating Officer and Chief Financial Officer

[Signature Page to Securities Purchase Agreement]

PURCHASER:	FIFTH THIRD BANK AS CUSTODIAN OF THE RONALD L. CHEZ IRA
	By:	/s/ Ronald L. Chez
Name: Ronald L. Chez
Title: IRA

[Signature Page to Securities Purchase Agreement]

SCHEDULE 1
PURCHASERS

Name and Address of Purchasers	Principal Amount of Notes Purchased at the Closing	Number of Warrant Shares	Aggregate Purchase Price
Fifth Third Bank as Custodian of the Ronald L. Chez IRA1 Fifth Third Bank Attention: Peggy Sajdak 1701 West Golf Road Suite 1-800 Rolling Meadows, IL 60008	$3,000,000	975,000	$3,000,000
Total	$3,000,000	975,000	$3,000,000

1 Entitled to additional Warrants under Section 2.2.

SCHEDULE 2
SUBSIDIARIES

PART I
Name of Subsidiary	Jurisdiction of Incorporation	Percentage of Ownership By Cinedigm Corp.	Pledging Arrangements
Hollywood Software, Inc., d/b/a AccessIt Software	California	100%	100% pledged +
ADM Cinema Corporation, d/b/a The Pavilion Theatre	Delaware	100%
Vistachiara Productions, Inc., d/b/a The Bigger Picture	Delaware	100%	100% pledged +
Vistachiara Entertainment, Inc.	Delaware	100%
Access Digital Cinema Phase 2 Corp. (“Phase 2 DC”)	Delaware	100%	100% pledged ***
Cinedigm Entertainment Corp.	New York	100%	100% pledged +
Cinedigm DC Holdings, LLC (“DC Holdings LLC”)	Delaware	100%	100% pledged ***
Cinedigm Digital Cinema Australia Pty Ltd	Australia	100%	66% pledged ****
Cinedigm Entertainment Holdings, LLC	Delaware	100%	100% pledged +

PART II
Name of Subsidiary	Jurisdiction of Incorporation	Percentage of Ownership By Cinedigm DC Holdings, LLC
Access Digital Media, Inc. (“AccessDM”)	Delaware	100%	100% pledged ***

PART III
Name of Subsidiary	Jurisdiction of Incorporation	Percentage of Ownership By Hollywood Software, Inc.
PLX Acquisition Corp.	Delaware	100%

PART IV
Name of Subsidiary	Jurisdiction of Incorporation	Percentage of Ownership By Access Digital Media, Inc.
Christie/AIX, Inc. (“Christie/AIX”)	Delaware	100%	100% pledged *

PART V
Name of Subsidiary	Jurisdiction of Incorporation	Percentage of Ownership By Access Digital Cinema Phase 2 Corp.
Access Digital Cinema Phase 2 B/AIX Corp., formerly Access Digital Cinema / Barco Phase 2 Corp.	Delaware	100%	100% pledged*******
CDF2 Holdings, LLC (“Holdings”)	Delaware	100%	100% pledged *****

PART VI
Name of Subsidiary	Jurisdiction of Incorporation	Percentage of Ownership By Christie/AIX, Inc.
Cinedigm Digital Funding I, LLC (“CDF I”)	Delaware	100%	100% pledged **

PART VII
Name of Subsidiary	Jurisdiction of Incorporation	Percentage of Ownership By CDF2 Holdings, LLC.
Cinedigm Digital Funding 2, LLC (“CDF II”)	Delaware	100%	100% pledged******

*
Pledged pursuant to the Amended and Restated Pledge Agreement, dated as of February 28, 2013, by and between AccessDM and Société Générale, New York Branch (“SocGen”), as administrative agent and collateral agent for certain lenders under an Amended and Restated Credit Agreement, dated as of February 28, 2013 (the “2013 Credit Agreement”), by and among CDF I , SocGen, as administrative agent and collateral agent for the lenders party thereto and certain other secured parties and the lenders party thereto.

**
Pledged pursuant to the Amended and Restated Pledge Agreement, dated as of February 28, 2013, between Christie/AIX and SocGen, as administrative agent and collateral agent for certain lenders under the 2013 Credit Agreement.

***
Pledged pursuant to the (i) Guaranty, Pledge and Security Agreement, dated as of February 28, 2013, by and among DC Holdings LLC, AccessDM, Phase 2 DC and Prospect Capital Corporation (“Prospect”), as collateral agent for certain lenders under a Term Loan Agreement, dated as of February 28, 2013 (the “Prospect Loan Agreement”), by and

among DC Holdings LLC, AccessDM and Phase 2 DC, Prospect, as administrative agent and collateral agent for the lenders party thereto, and the other lenders party thereto, and (ii) with respect to Phase 2 DC and DC Holdings LLC, the Limited Recourse Agreement (as defined below).

****	Pledged pursuant to the Limited Recourse Pledge Agreement (the “Limited Recourse Agreement”), dated as of February 28, 2013, by Cinedigm Corp. (f/k/a Cinedigm Digital Cinema Corp.) in favor of Prospect, as collateral agent for the Secured Parties (as defined under the Prospect Loan Agreement) under the Prospect Loan Agreement.

*****	Pledged pursuant to the Pledge Agreement, dated as of October 18, 2011, by and between Phase 2 DC and SocGen, as collateral agent for the Secured Parties (as defined in the Phase II Credit Agreement (as defined herein)) under a Credit Agreement, dated as of October 18, 2011, by and among CDF II, the lenders party thereto, SocGen, as administrative agent for the lenders and the collateral agent (the “Phase II Credit Agreement”).

******	Pledged pursuant to the Pledge Agreement, dated as of October 18, 2011, between Holdings and SocGen, as collateral agent for the Secured Parties (as defined in the Phase II Credit Agreement) under the Phase II Credit Agreement.

*******	Pledged pursuant to a Credit Facility Agreement, dated as of November 5, 2008, by and between Access Digital Cinema Phase 2 B/AIX Corp. and KBC Bank NV.

+	Pledged pursuant to a Credit Agreement dated as of October 17, 2013 among the Company, as Borrower, the Lenders party thereto and SocGen, as administrative agent and collateral agent.

SCHEDULE 3
CAPITALIZATION

	Authorized	Issued & Outstanding
Class A Common Stock, Par Value $0.001	118,759,000	53,084,898	(1)
Class B Common Stock, Par Value $0.001	1,241,000	0	(2)

Total Common Stock	120,000,000	53,084,898

Series A Preferred Stock, Par Value $0.001	20	7

Undesignated Preferred Stock, Par Value $0.001	14,999,980	0

Total Preferred Stock	15,000,000	7

Total Capital Stock	135,000,000	53,084,905

Potentially Issuable :
Cinedigm Second Amended and Restated 2000 Equity Incentive Plan (the “Plan”)	9,300,000	5,469,140
Stock Options outside of the Plan	4,500,000	4,500,000
Outstanding Warrants to purchase Class A Common Stock	16,525,000	16,525,000
Total Potentially Issuable	30,325,000	26,494,140
Total Potentially Outstanding Shares		79,579,045

(1) Net of 51,440 shares purchased by the Company and held as treasury stock.
(2) No further Class B Shares are available for issuance.

Shares Issuable Upon Contemplated Transactions		Shares

To Acquisition target		666,978
Shelf Public Offering		9,089,9902
Private Offering of Common Stock		1,398,601
Warrant Shares – Private Offering of Notes and Warrants		1,500,0003
Stock Options outside of the Plan		620,000
Stock Options under the Plan		105,000
Total Potentially Issuable		13,380,569
Total Potentially Outstanding Shares		92,959,614

2 Assumes full exercise of the underwriters’ over-allotment.

3 Assumes sale of $5,000,000 in Notes and accompanying Warrants, of which $3,000,000 in Notes and accompanying Warrants are committed as of October 17, 2013.

EXHIBIT A
FORM OF NOTE

FORM OF SUBORDINATED NOTE

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO CINEDIGM CORP. THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THIS NOTE.

THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN INTERCREDITOR AGREEMENT (AS AMENDED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), DATED AS OF OCTOBER __, 2013 AMONG CINEDIGM CORP., SOCIÉTÉ GÉNÉRALE, IN ITS CAPACITY AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT FOR THE SENIOR LENDERS FROM TIME TO TIME PARTY TO THE SENIOR CREDIT AGREEMENT (AS THEREIN DEFINED) (INCLUDING ANY SUCCESSOR ADMINISTRATIVE AGENT AND COLLATERAL AGENT UNDER THE SENIOR CREDIT AGREEMENT), AND THE OTHER PERSONS SIGNATORIES HERETO AS HOLDERS OF SUBORDINATED NOTES; AND EACH HOLDER OF THIS THIS NOTE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE TERMS AND PROVISIONS OF THE INTERCREDITOR AGREEMENT.

CINEDIGM CORP.

October [__], 2013	$[__________]

Cinedigm Corp., a Delaware corporation (“Payor”), for value received, promises to pay to the order of [_____________] (“Payee”), or its assigns as permitted hereunder, the Principal Amount (as defined below) together with accrued interest thereon, each calculated and payable as and to the extent set forth below in this Note.

This Note is made pursuant to that certain Securities Purchase Agreement, dated as of October 17, 2013, by and between Payor and Payee (the “Purchase Agreement”) and is one of the “Notes” referred to therein. Payee is receiving this Note pursuant to the Purchase Agreement. All capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Purchase Agreement. This Note and all Other Notes (as defined herein) are collectively referred to in this Note as the “Notes”.

1.   Definitions. As used in this Note, the following terms shall have the meanings set forth below:

(a)    “Bankruptcy Code” means title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, reorganization or similar law for the relief of debtors.

(b)    “Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in The City of New York are required or authorized by law to be closed.

(c)    “Holder” means the Payee, as identified in the introduction of this Note, and any permitted subsequent holders of this Note, and Holders means, collectively, the Holder and the holders of the Other Notes.

(d)    “Intercreditor Agreement” means the Intercreditor Agreement dated as of October __, 2013, among the Payor, Société Générale, as Administrative Agent and Collateral Agent for the Lenders under the Senior Credit Agreement, and the Holders, as the same may be modified, amended, extended or renewed from time to time.

(e)    “Junior Creditor” means any Holder, including the Payee.

(f)    “Junior Debt” means the aggregate principal amount of this Note from time to time outstanding and unpaid, together with accrued and unpaid interest thereon and any other amounts of any kind whatsoever from time to time owing under this Note.

(g)    “Obligations” means any and all loans, advances, Indebtedness, liabilities, obligations, covenants or duties of the Payor to a Senior Creditor of any kind or nature arising under the Senior Credit Documents, and any and all extensions and renewals thereof, and modifications and amendments thereto, whether now existing or hereafter arising, whether under any present or future document, agreement or other instrument, and whether or not evidenced by a writing and specifically including but not being limited to, unpaid principal, plus all accrued and unpaid interest thereon (including interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Payor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), together with all fees, expenses, commissions, charges, penalties and other amounts owing by or chargeable to the Payor under the Senior Credit Documents as and when the same shall become due and payable, whether at maturity, by acceleration or otherwise.

(h)    “Other Notes” means (i) all of the notes issued pursuant to the Purchase Agreement, other than this Note, and (ii) all notes issued in exchange therefor or replacement thereof.

(i)    “Redemption Date” means the date fixed for such redemption of the Notes.

(j)    “Redemption Price” means the price at which the Notes are to be redeemed.

(k)    “Representative” means any agent or representative in respect of any Senior Debt; provided that if, and for so long as, any Senior Debt lacks such representative, then the Representative for such Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Senior Debt.

(l)    “Senior Creditor” means, at the time of determination, each and any state or national bank, commercial bank, state or federal credit union, finance company, insurance company, private equity firm, mezzanine lender or other financial institution or Person or any Affiliate of any thereof providing any Indebtedness to the Payor, including without limitation any Lender and any Agent, as such terms are defined in the Credit Agreement dated as of October 17, 2013 among the Payor, as Borrower, the Lenders party thereto and Société Générale, as Administrative Agent and Collateral Agent., as the same may be modified, amended, extended or renewed from time to time (the “Senior Credit Agreement”). For resolution of doubt, there may be, at any given time, no Senior Creditor, a single Senior Creditor, or multiple Senior Creditors, and each of such Senior Creditors shall have the rights of a Senior Creditor under, and the benefits of, Section 5 and any reference to a Senior Creditor in Section 5 shall mean each and every such Senior Creditor (but, if the Holder is required to make a payment to more than one Senior Creditor, it shall make such payment pro rata (based on the principal amount of Senior Debt owed to each such Senior Creditor) to such Senior Creditors or their Representatives.

(m)    “Senior Credit Documents” means the documents evidencing, securing, guaranteeing or otherwise delivered by the Payor to any Senior Creditor in connection with any Senior Debt, and any modification, amendment, extension or renewal thereof, including without limitation the Senior Credit Agreement and the Loan Documents (as defined in the Senior Credit Agreement).

(n)    “Senior Debt” means (i) any Indebtedness of the Payor in favor of a Senior Creditor, including, without limitation, the principal amount of all loans and guarantee obligations from time to time outstanding or owing under the Senior Credit Documents, together with interest thereon (including, without limitation, any interest subsequent to the filing by or against the Payor of any bankruptcy, reorganization or similar proceeding, whether or not such interest would constitute an allowed claim in any such proceeding, calculated at the rate set forth for overdue loans in the Senior Credit Documents) and all out-of-pocket costs or reasonable fees and expenses incurred after the date of filing by or against the Payor of any such bankruptcy, reorganization or similar proceeding and all fees and expenses owing under the Senior Credit Documents and (ii) all other Obligations owing from the Payor to any Senior Creditor under the Senior Credit Documents, including without limitation the Obligations (as defined in the Senior Credit Agreement).

2.   Payment of Principal Amount and Interest.

(a)   Principal Amount. The principal amount due under the terms of this Note (the “Principal Amount”) is equal to [_______] Dollars ($[_______]). Subject to the provisions of Section 4 and Section 5 hereof and to the Intercreditor Agreement, the Principal Amount, and any accrued and unpaid interest thereon, shall be payable on October [__], 2018 (the “Maturity Date”).

(b)   Interest.

(i)    Prior to the Maturity Date, and subject to Section 2(b), interest shall accrue on the outstanding Principal Amount at the rate of nine percent (9%) per annum. Interest will be computed on the basis of a 365/6-day year and shall be paid for the actual number of days elapsed, and shall be payable quarterly on the last day of each calendar quarter, commencing December 31, 2013, and on the Maturity Date.

(ii)    So long as an Event of Default (as defined herein) has occurred and is continuing without being cured or waived, the Principal Amount shall bear Interest at a rate that is two (2%) percentage points per annum above the Interest Rate set forth in Section 2(b)(i).

3.   Payments. All payments of principal, interest and any amounts due under this Note shall be paid in lawful money of the United States by inter-bank transfer or wire transfer of immediately available funds to one or more bank accounts in the United States of America designated by the Holder to the Payor in writing. Any payment hereunder which, but for this Section 3, would be payable on a day that is not a Business Day shall instead be due and payable on the Business Day next following such day for payment.

4.   Events of Default. Subject to Section 5 and to the Intercreditor Agreement, if any of the following (each, an “Event of Default”) occurs:

(a)    Payor fails to pay any Principal Amount when due hereunder;

(b)    Payor fails to pay any installment of interest when due hereunder and such failure remains uncured for a period of ten (10) Business Days;

(c)    The Payor shall violate Section 7(a);

(d)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Payor under the Bankruptcy Code, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Payor or for a substantial part of the property or assets of Payor or (iii) the winding-up or liquidation of Payor; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

(e)    Payor shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (d) of this Section 4, apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Payor or for a substantial part of the property or assets of Payor, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

then, and in every such event (other than an event with respect to Payor described in paragraph (d) or (e) of this Section 4, and at any time thereafter during the continuance of such event, and subject to Section 4 hereof), the Holder of this Note may declare the Principal Amount then outstanding, all accrued interest thereon and any unpaid obligations of Payor hereunder to become forthwith due and payable, whereupon the same shall become forthwith due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Payor, anything contained herein notwithstanding; and in any event with respect to Payor described in paragraph (d) or (e) of this Section 4, the Principal Amount then outstanding, all accrued interest thereon and any unpaid obligations of Payor hereunder shall automatically become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Payor, anything contained herein to the contrary notwithstanding.

5.   Subordination. The Holder, by its acceptance of this Note, agrees (a) to execute, deliver and perform its obligations under the Intercreditor Agreement and (b) that this Note and the Other Notes shall be subject and subordinate to all Senior Debt other than the Obligations (as defined in the Senior Credit Agreement) to the same extent as this Note and the Other Notes are subordinate and subject to such Obligations pursuant to the Intercreditor Agreement, and the terms of such Intercreditor Agreement are deemed to be incorporated herein by reference with respect to all such other Senior Debt. As an inducement to each Senior Creditor to extend Senior Debt, the Holder agrees that the Junior Debt shall not be secured by any security interest in or other liens on any assets of the Payor. The Payor agrees to provide the Holder with notice of any Event of Default (as defined in the Senior Credit Agreement) under the Senior Credit Agreement.

6.   Optional Redemption. Subject to Section 7(a), on or after the second anniversary of the date of this Note, the Payor may, at its option, exercised by giving notice to the Holder specifying the Redemption Date and the amount of the Principal Amount to be redeemed (which notice shall be given at least three (3) Business Days before the Redemption Date), at any time and from time to time, redeem this Note, in whole or in part, at the following Redemption Prices (expressed as percentages of Principal Amount being redeemed), plus accrued and unpaid interest, if any, to the Redemption Date:

Redemption Date	Redemption Price

On or after the second anniversary, but prior to the third anniversary, of the date of this Note	102%
On or after the third anniversary, but prior to the fourth anniversary, of the date of this Note	101%
On or after the fourth anniversary of the date of this Note	100%

Any payment obligation to the Holder arising under this Section 6 shall be subject to the provisions of Section 5.

7.   Miscellaneous.

(a)   Additional Subordinated Debt. The Payor shall not incur any additional Indebtedness that would rank pari passu with the Junior Debt without the prior written consent of the Holder, which consent shall not be unreasonably withheld, conditioned or delayed. If for any reason the Holder shall not consent to the incurrence of such additional Indebtedness by the Payor, then notwithstanding anything in this Note to the contrary, the Payor shall have the right, upon not less than three (3) Business Days’ notice to the Holder, to redeem this Note in whole at a Redemption Price equal to 100% of the then outstanding Principal Amount plus accrued and unpaid interest, if any, to the Redemption Date. For the avoidance of doubt, this provision shall not limit the ability of the Payor to incur additional Senior Debt.

(b)   Section Headings. The section headings contained in this Note are for convenience of reference only and shall not be considered a part of or affect the construction or interpretation of any provision of this Note.

(c)   Amendment and Waiver. No provision of this Note may be amended or modified except by a written instrument signed by each of Payor and the Holder. No provision of this Note may be waived except by a written instrument signed by the party making such waiver. The failure of Payor or the Holder to enforce at any time any of the provisions of this Note shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Note or any part hereof or the right of such party thereafter to enforce each and every such provision of this Note. No waiver of any breach of, or noncompliance with, this Note shall be held to be a waiver of any other or subsequent breach or noncompliance.

(d)   Successors, Assigns and Transferors. This Note shall not be assignable or transferable without the prior written consent of the Payor, which shall not be unreasonably withheld, conditioned or delayed, and, in any case, shall not be assigned or transferred in the absence of registration or qualification under the Securities Act of 1933, as amended, and any state securities laws that may be applicable or an exemption therefrom. Any purported assignment or transfer not made in accordance with this Section 7(d) shall be null and void. Subject to the foregoing, the rights and obligations of Payor and the Holder under this Note shall be binding upon, and inure to the benefit of, and be enforceable by, Payor and the Holder and their respective successors and permitted assigns.

(e)   Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof that would require the application of the laws of any other jurisdiction. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Note (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or in inconvenient venue or forum for such proceeding. The Payor and each Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail, first class postage prepaid and return receipt requested, or by U.S. nationally recognized overnight delivery service (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH OF PAYOR AND EACH HOLDER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY. If either party shall commence an action, suit or proceeding to enforce any provisions of this Note, then the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(f)   Lost, Stolen, Destroyed or Mutilated Note. Upon receipt of evidence reasonably satisfactory to Payor of the loss, theft, destruction or mutilation of this Note and of indemnity arrangements reasonably satisfactory to Payor from or on behalf of Holder, and upon surrender or cancellation of this Note if mutilated, Payor shall make and deliver a new note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note, at Holder’s expense.

(g)   Usury. Nothing contained in this Note shall be deemed to establish or require the payment of a rate of interest in excess of the maximum rate legally enforceable. If the rate of interest called for under this Note at any time exceeds the maximum rate legally enforceable, the rate of interest required to be paid hereunder shall be automatically reduced to the maximum rate legally enforceable. If such interest rate is so reduced and thereafter the maximum rate legally enforceable is increased, the rate of interest required to be paid hereunder shall be automatically increased to the lesser of the maximum rate legally enforceable and the rate otherwise provided for in this Note.

(h)   Notices. Any and all notices, requests, consents, or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered by hand or via facsimile prior to 5:30 p.m. (New York City time) on a Business Day, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered by hand or via facsimile on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (iii) the Business Day following the date of sending, if sent by U.S. nationally recognized overnight courier service for next day delivery, or (iv) upon actual receipt by the party to whom such notice is required to be given, if addressed as follows, or to such other address or addresses as may have been furnished in writing by a party to another party pursuant to this paragraph:

if to Payee:

______________________________
______________________________
______________________________
______________________________

if to Payor, to:

Cinedigm Corp.
902 Broadway, 9th Floor
New York, NY 10010
Attention: General Counsel
Facsimile: (212) 206-9001

with a copy (which shall not constitute notice) to:

Kelley Drye & Warren LLP
101 Park Avenue
New York, NY 10178
Attention: Jonathan K. Cooperman, Esq.
Facsimile: (212) 808-7897

(i)   Certain Expenses. In the event Payor defaults on its obligations under this Note, Payor shall pay to the Holder, upon demand but subject to Section 5 and the Intercreditor Agreement, all reasonable out-of-pocket costs and expenses, including attorneys’ fees, if any, incurred by the Holder in enforcing its rights hereunder.

(j)   Severability. If any provision of this Note is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Note shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Note.

(k)   Rights of Third Parties. Nothing expressed or implied in this Note is intended or shall be construed to confer upon or give any Person, other than the parties hereto, the Senior Creditors and their permitted successors and assigns, any right or remedies under or by reason of this Note.

(j)   Entire Agreement. This Note, together with the Purchase Agreement, constitutes the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

(k)   Construction. Payor and the Holder agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Note and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the this Note or any modifications, amendments, extensions or renewals hereto or hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, Payor has executed and delivered this Note as of the date first written above.

CINEDIGM CORP.
By:
Name:
Title:

[Signature Page to Note]

EXHIBIT B
FORM OF WARRANT

Issue Date: October ___, 2013

NEITHER THIS SECURITY NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

COMMON STOCK PURCHASE WARRANT

To Purchase [_______] Shares of Class A Common Stock of

CINEDIGM CORP.

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, ________________________ (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on October __, 2018 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Cinedigm Corp., a Delaware corporation (the “Company”), up to [_______] shares (the “Warrant Shares”) of the Company’s Class A Common Stock, par value $0.001 per share, of the Company (the “Common Stock”). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.   Definitions. As used in this Warrant, the following terms shall have the meanings set forth below:

(a)     “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(b)    “Trading Day” means a day on which the Common Stock is traded on a Trading Market.

(c)    “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the New York Stock Exchange, NYSE MKT, the Nasdaq Global Market, the Nasdaq Capital Market, or any other recognized exchange or automated quotation system.

Section 2.   Exercise.

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(a)    Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy of the notice of exercise, in the form annexed hereto (the “Notice of Exercise”) (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company); provided, however, within five Trading Days of the date said Notice of Exercise is delivered to the Company, the Holder shall have surrendered this Warrant to the Company and the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased in the amount and manner specified in Section 2(b).

(b)   Exercise Price. The exercise price of the Common Stock under this Warrant shall be $1.85 (the “Exercise Price”), and is to be paid (x) in cash by wire transfer or (y) by surrender of Warrants as set forth in Section 2(c) or by any combination of the methods specified in clauses (x) or (y) of this sentence.

(c)   Cashless Exercise. In lieu of payment of the Exercise Price in cash, at the option of the Holder, as indicated on the Notice of Exercise, the Holder may demand that the Company reduce the number of Warrant Shares to be delivered to such Holder upon exercise of the Warrants then being exercised so that the Holder receives a number of Warrant Shares equal to the product of (i) the number of Warrant Shares for which such Warrant would otherwise then be nominally exercised if payment of the Exercise Price as of the date of exercise were being made in cash and (ii) the Cashless Exercise Ratio (as defined below). The Holder may use the cashless exercise option described in this Section 2(c) whether or not this Warrant is being exercised in whole or in part and whether or not the Holder elects to pay any portion of the aggregate Exercise Price in cash. Cashless Exercise Ratio means a fraction, (i) the numerator of which is the excess of the Fair Market Value (as defined below) per Warrant Share on the date of exercise over the Exercise Price per Warrant Share as of the date of exercise and (ii) the denominator of which is the Fair Market Value (as defined below) per Warrant Share on the date of exercise. Fair Market Value means the value determined (x) by the closing price of the Common Stock on the Nasdaq Global Market, or such other national stock exchange or automated quotation system on which the Common Stock is then listed for trading or quotation on the trading day preceding the date of the Notice of Exercise; (y) if the determination under (x) is unavailable, mutually by the Board of Directors of the Company (the “Board”) and the Holder; or (z) if the determination under (y) is unavailable, by a nationally recognized investment bank, appraisal or accounting firm (whose fees and expenses will be paid by the Holder) selected by mutual agreement between the Board and the Holder.

(d)   Mechanics of Exercise.

(i)   Authorization of Warrant Shares. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon due exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

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(ii)   Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by physical delivery to the address specified by the Holder in the Notice of Exercise, or by electronic delivery under the Direct Registration System operated by The Depository Trust Company, within three Trading Days from the receipt by the Company of all of the Notices of Exercise, surrender of this Warrant and payment of the aggregate Exercise Price as set forth above (“Warrant Share Delivery Date”). This Warrant shall be deemed to have been exercised on the date the Company has received all of the Notices of Exercise, this Warrant and the full Exercise Price for the Warrant Shares being purchased upon the exercise. The Warrant Shares shall be deemed to have been issued, and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vi) prior to the issuance of such shares, have been paid.

(iii)   Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, within five Trading Days after the time of delivery of the certificate or certificates, or confirmation of electronic notation, representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iv)   Right to Rescind Exercise. If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates, or confirmation of electronic notation, representing the Warrant Shares pursuant to this Section 2(d) by the second Trading Day immediately following the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

(v)   No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the exercise of this Warrant. As to any fraction of a share of Common Stock which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

(vi)   Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any expenses incidental thereto. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise thereof.

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(vii)   Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3.    Certain Adjustments.

(a)   Certain Adjustments. The number of Warrant Shares shall be subject to adjustment from time to time in certain cases as follows:

(i)    In case the Company shall: (a) pay a dividend on the Common Stock in shares of its capital stock; (b) subdivide its outstanding Common Stock into a greater number of shares; (c) combine the shares of its outstanding Common Stock into a smaller number of shares; or (d) issue by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) any shares of its capital stock, then the remaining number of Warrant Shares issuable upon exercise of this Warrant immediately prior thereto shall be proportionately adjusted so that the Holder of any portion of this Warrant thereafter exercised shall be entitled to receive, to the extent permitted by applicable law, the number and kind of shares of capital stock of the Company which such holder would have owned or have been entitled to receive after the happening of such event had this Warrant been exercised immediately prior to the happening of such event. Such adjustment shall be made whenever any of such events shall occur. An adjustment made pursuant to this Section3(a)(i) shall become effective, retroactively, immediately after the record date, in the case of a stock dividend, and shall become effective immediately after the effective date in the in case of subdivision, combination or reclassification.

(ii)    In case the Company shall: (a) issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase for a consideration per share less than the fair market value per share of the Common Stock at the record date for such rights or warrants; or (b) issue or is deemed to have issued additional shares Common Stock, or other securities convertible into shares of Common Stock, for no consideration or a consideration per share less than the fair market value per share of the Common Stock at the date of issuance of such additional shares of Common Stock (or in the case of issuance of Common Stock pursuant to stock options, warrants or other convertible securities, at the date of the grant or issuance of such options, warrants or other convertible security), then the number of Warrant Shares represented by the Warrant on such date shall be adjusted by multiplying it by a fraction, (x) the numerator of which shall be the sum of the number of shares of Common Stock outstanding, on a fully diluted basis, immediately prior to the record date for such rights or warrants or the date of issuance of such additional shares of Common Stock, as the case may be, plus the number of additional shares of Common Stock issuable or so issued; and (y) the denominator of which shall be the sum of the number of shares of Common Stock outstanding, on a fully diluted basis, immediately prior to the issuance of such rights or warrants plus the number of shares of Common Stock which the aggregate consideration for such additional shares of Common Stock would purchase at the current fair market value of the Common Stock immediately prior to the record date of such rights or warrants or the date of issuance of such additional shares of Common Stock or other securities, as the case may be. Such adjustment shall be made whenever such rights, warrants, shares of Common Stock or other securities are issued, and, with respect to

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rights or warrants shall become effective, retroactively, immediately after the record date for the determination of stockholders entitled to receive such rights or warrants.

(iii)    All calculations hereunder shall be made to the nearest cent or to the nearest one-hundredth (1/100) of a share, as the case may be. The number of shares of Common Stock outstanding will be calculated on the basis of the number of issued and outstanding shares of Common Stock on the date of measurement, not including shares held in the treasury of the Company. The Company shall not pay any dividend on or make any distribution to shares of Common Stock held in treasury.

(iv)    Notwithstanding any other provision of this Section 3, no change in the number of Warrant Shares shall actually be made until the cumulative effect of the adjustments called for by this Section 3 since the date of the last change in the number of Warrant Shares would change that number by more than 2%. However, once the cumulative effect would result in a 2% change, then the number of Warrant Shares shall be changed to reflect all adjustments called for by this paragraph and not previously made.

(v)    In the event that at any time, as a result of an adjustment made pursuant to Section 3(e)(i) above, the Holder of any Warrant thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than its Common Stock, thereafter the number of such other shares so receivable upon exercise shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions Sections 3(e)(i) to (iv), inclusive, above.

(vi)    Except as otherwise provided for in this Section 3(a), no adjustment shall be made on any conversion for share distributions, dividends, including, without limitation, dividends in property distributions, theretofore declared and paid or payable on the Common Stock.

(vii)    Whenever the number of Warrant Shares is adjusted as herein provided, the Company shall file with its corporate records and send to the record holders of the Warrant a statement executed by an executive officer of the Company as to the new number of Warrant Shares, including the facts upon which such adjustment is based.

(b)   Notice to Holder. If (A) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or (B) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register (as defined herein) of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger,

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sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to exercise this Warrant during the 20-day period commencing on the date of such notice to the effective date of the event triggering such notice. Notwithstanding the foregoing, the delivery of the notice described in this Section 3(c) is not intended to and shall not bestow upon the Holder any voting rights whatsoever with respect to outstanding unexercised Warrants.

Section 4.   Transfer of Warrant.

(a)   Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Sections 5(a) and 4(d) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, but only with the prior written consent of the Company, not to be unreasonably withheld, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion, if any, of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b)   New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

(c)   Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

(d)   Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the Holder or transferee execute and deliver to the Company an investment letter in

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form and substance acceptable to the Company and (iii) that the transferee provide evidence satisfactory to the Company, its reasonable discretion, that such transferee is an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act or a qualified institutional buyer as defined in Rule 144A(a) under the Securities Act.

Section 5.   Miscellaneous.

(a)   Title to Warrant. Prior to the Termination Date and subject to compliance with applicable laws and Section 4 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed and the legal opinion required under Section 4(d), if required by the Company. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

(b)   No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

(c)   Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(d)   Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

(e)   Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

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Except as, and to the extent, waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(f)   Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

(g)   Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws and will contain a restrictive legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(h)   Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or

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otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(i)   Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered to Holder at its last address as it shall appear upon the Warrant Register of the Company.

(j)   Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(k)   Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(l)   Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder.

(m)   Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(n)   Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(o)   Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.

CINEDIGM CORP.
By:
Name:
Title:

[Signature Page to Warrant]

NOTICE OF EXERCISE

TO: Cinedigm Corp.

(1)    The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the Exercise Price in full, together with all applicable transfer taxes, if any.

(2)    Payment shall take the form of either (a) lawful money of the United States by wire transfer or cashier’s check drawn on a United States bank, (b) surrender of Warrants as set forth in Section 2(c) of the attached Warrant or (c) by any combination of the methods specified in clauses (a) or (b) of this sentence.

(3)    Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investor:
Signature of Authorized Signatory of Investor:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

ASSIGNMENT FORM

(To assign the foregoing note, execute
this form and supply required information.
Do not use this form to exercise the note.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to ___________________________, whose address is ________________________________________________________________________________________________
____________________________________________.

Dated:
Holder’s Signature:
Holder’s Address:

Signature Guaranteed:

_______________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Addendum

The Company has entered into another agreement, substantially identical in all material respects to this Securities Purchase Agreement among the Company and the purchasers thereto, dated as of October 21, 2013, for an aggregate purchse price of $2,000.000.